U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                         Date of Report: August 28, 2001


                             PACIFIC FUEL CELL CORP.
                             -----------------------
             (Exact name of registrant as specified in its charter)

                              RADIOTOWER.COM, INC.
                              --------------------
                                  (Former Name)

                                     NEVADA
                                     ------
                 (State or other jurisdiction of incorporation)


              0-28031                                     91-1921581
              -------                                     ----------
       (Commission File No.)                           (IRS Employer
                                                     Identification No.)

            131 N. Tustin Ave.
                Suite 100
               Tustin, CA                                   92780
----------------------------------------                  ---------
(Address of principal executive offices)                 (Zip code)

                              #8-4106 Albert Street
                    Burnaby, British Columbia, Canada V5C 2E6
                    -----------------------------------------
                      (Former Address, including Zip Code)

Registrant's telephone number, including area code: (714) 564-1693


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Item 1(a). Change in Control of Registrant.

     As a result of the acquisition of Assets described hereinbelow under "Item 2, Acquisition and Disposition of Assets", the percentage of voting securities of the Company now beneficially owned directly or indirectly by the persons who acquired control and the identity of the persons who acquired control are as follows:

                                                          Percent
Name and Address of           Amount and Nature of          of
Beneficial Owner              Beneficial Ownership         Class
----------------              --------------------        -------

Fullerene USA, Inc.                30,100,000(1)           51.1%
120 N. Almont Drive
Suite 3
Beverly Hills, CA

Stephen G. Godwin                   6,000,000(1)           10.2%
120 N. Almont Drive
Suite 3
Beverly Hills, CA 90211

Alan Brown(2)                         900,000               1.5%
2838 Neyland Road
Nanaimo, B.C.

All Directors and                  31,000,000              52.7%
Executive Officers
Officers as a Group
(4 persons)


(1) Messrs. Suzuki and Inouye, two of the new officers and each of whom is a director of the Company, each own 29.1% of Fullerene's issued and outstanding common stock. Further, in addition to the 6 million shares owned by Mr. Godwin referenced above, he owns approximately 9.1% interest in Fullerene USA, Inc.

(2)  Director of the Company.

Item 2.  Acquisition and Disposition of Assets.

     Effective August 28, 2001, the Company closed an acquisition of certain assets previously owned by Fullerene USA, Inc. ("Fullerene"), a privately held Nevada corporation. On July 2, 2001, the parties entered into a definitive agreement which contained various conditions subsequent prior to effectiveness, including completion of due diligence activities and other matters. These conditions were satisfied on August 3, 2001, when the closing of the Asset acquisition occurred. The terms of the Fullerene

Agreement provide for the acquisition by the Company of an exclusive worldwide license (except for Japan) in Fullerene's proprietary fuel cell technology, including certain future acquired intellectual property, for use in transportation application (the "Assets"). In exchange for the Assets, the Company issued 30,100,000 shares of its "restricted" common stock, equal to ownership of approximately 51% of the Company's outstanding stock. Further, as a result of this acquisition, the Company has abandoned its prior business plan. In conjunction with the Company's new business plan, the Company's shareholders approved an amendment to its Articles of Incorporation, changed its name to "Pacific Fuel Cell Corp." The number of authorized common shares of the Company was also increased to 200,000,000. The balance of the Company's capitalization remains as previously established.

     A copy of the Agreement between the Company and Fullerene is attached hereto as Exhibit 10.1 and incorporated herein as if set forth.

Description of New Business

     The need for electric power is constantly increasing in our society every year. At the same time, the burning of fossil fuel is creating a negative environmental impact, which includes global warming and pollution. Management believes that fuel cells can provide affordable, environmentally friendly energy, alleviating both shortages and pollution.

     The Company's new business is to develop and product low cost fuel cells for transportation, using its proprietary technology acquired in the Asset acquisition described above to severely reduce or eliminate the need for platinum as a catalyst. Current technology uses platinum, a precious metal, as the catalyst for hydrogen to separate into a proton and electron. Since platinum is a high cost metal, in very limited production, its use creates a bottleneck, preventing fuel cells from coming down in price even at high volume production. Our method of producing fuel cells is expected to minimize or eliminate the use of platinum. If successful, the result will be low cost fuel cells at high volume production levels. The Company's licensed fuel cell technology gives it exclusive worldwide rights (except Japan) for all transportation uses. The Company's intention is to build a prototype which, if it meets expectations, will be placed in production. This will require additional capital.

     There are currently several different technologies in use for fuel cell power generation. Each of these processes differ in methodology, suitable scale and efficiency. The Company's interest (and patent applications) is in the Proton Exchange Membrane (PEM) method which is very suitable for low temperature operation. It has a much higher fuel to electric power conversion rate, 40 to 60 percent, compared to 30 percent area for a traditional internal combustion engine. This new methodology of generating electricity is expected to bring many benefits, with few environmental problems.

     The Company also intends to acquire additional related intellectual property. However, as of the date of this Report, no definitive agreements to acquire the same have been reached with any third party.

     In order to implement its business plan, the Company requires additional funding and there is no assurance that adequate funds, whether through equity financing, debt financing or other sources, will be available when needed or on terms acceptable to the Company. As of the date of this Report, the Company has no definitive agreement with any investment banking firm, venture capital firm or any other source of funds who has made any commitment to the Company to provide any funding. Further, any such funding may result in significant dilution to existing stockholders. The inability to obtain sufficient funds from external sources when needed will have a material adverse affect on the Company's business, results of operations and financial condition.

New Management

     As a result of the Asset acquisition, with the exception of Mr. Alan Brown, the Company's prior management resigned and were replaced by the following persons, who now hold the positions indicated:

              Name                Age              Position
              ----                ---              --------

         George Suzuki            57          President, Director

         Ken K. Inouye            57          Secretary, Treasurer,
                                              Director

         William Potts            58          Director

         Alan Brown               34          Director

Resumes:

     George Suzuki, assumed his positions with the Company upon effectiveness of the Fullerene Agreement. In addition to his positions with the Company, since January 1991 Mr. Suzuki has been CEO of Beltec Industries, Inc., Tustin, CA, a privately held company engaged in the sale of air purification systems. Also, from August 1986 through September 1996, Mr. Suzuki was President of Unibell International Co. Ltd., Tustin, CA, a privately held real estate company engaged in land development and investment.

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



Mr. Suzuki is expected to devote approximately 90% of his business time to the Company's affairs.

     Ken K. Inouye, assumed his positions with the Company upon effectiveness of the Fullerene Agreement. In addition to his positions with the Company, since 1979 Mr. Inouye has been CEO of Advanced American Technology, Inc., Los Angeles, CA, a privately held technology consulting firm. Mr. Inouye is expected to devote approximately 50% of his business time to the Company's affairs.

     William A. Potts, assumed his positions with the Company upon effectiveness of the Fullerene Agreement. Since February 1995. Mr. Potts has been President and Chief Operating Officer of Sungard/DML, Inc., New York, NY, a computer software and services company. Mr. Potts received a Bachelor of Science degree from the Rochester Institute of Technology in 1967. Mr. Potts is expected to devote only such time as necessary to the business of the Company, which time is not expected to exceed 5% of his business time.

     Alan Brown, director, became a director of the Company in April 1999. Mr. Brown is a fifth level Certified General Accountant and belongs to the Certified General Accountant's Association of Canada. During the past five years, he has worked for Hazelwood Group, a Vancouver, British Columbia construction company, as a controller (May, 1995 to April, 1999) and for Purtzki Carle Thiesson, Chartered Accountants, as a public accountant (November 1993 to April 1995). Mr. Brown devotes approximately 10% of his time to the business of the Company.

Item 5.  Other Events

     Relevant to the Asset acquisition described above, on the closing date certain members of the Company's former management voluntarily elected to surrender an aggregate of 2,000,000 shares of the Company's common stock owned by them back to the Company. These persons and the amount of shares surrendered by each is as follows: Jeffrey Cocks (880,050 shares), Paul Valkama (500,000 shares), Henry Valkama (250,000 shares), Emmanuel Hajek (127,850 shares) and Michael Levine (242,100 shares).

Item 7(a) and 7(b). Financial Statements and Pro Forma Financial Statements

     The Registrant hereby undertakes to file with the Commission an amendment to this Form 8-K wherein the Registrant shall provide the audited financial statements of the Assets and the Company's pro forma financial statements within sixty (60) days after the filing of this Form 8-K.


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



Item 7(c).  Exhibits.

     2.6    Amendment to Articles of Incorporation

    10.1    Agreement between the Company and Fullerene USA,
            Inc.



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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PACIFIC FUEL CELL CORP.


                                        By:s/ George Suzuki
                                           --------------------------
                                           George Suzuki,
                                           President

Dated:  September 5, 2001


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



                             PACIFIC FUEL CELL CORP.
                            -------------------------

                                   EXHIBIT 2.6
                            -------------------------

                              AMENDMENT TO ARTICLES

                                OF INCORPORATION
                            -------------------------

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



Exhibit 2.6
-----------                                             Office Use Only:

DEAN HELLER                        Certificate of       FILED # C10386-98
Secretary of State                    Amendment               -----------------
                            (Pursuant to NRS 78.385 and     AUG 30 2001
202 North Carson Street                78.390)
Carson City, Nevada 89701-4786                           IN THE OFFICE OF
(775) 684 5708                                             s/Dean Heller
                                                 DEAN HELLER, SECRETARY OF STATE
  Important: Read attached instructions before completing
--------------------------------------------------------------------------------
              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                             For Nevada Profit Corporations
                             ------------------------------
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -


1. Name of corporation:           RadioTower.com, Inc.


2. The articles have been amended as follows (provide article numbers, if available):


                         Article I.

                         The name of this corporation is Pacific Fuel Cell Corp.









3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 17,450,000.*


4. Signatures (Required):

  s/George Suzuki                          s/Ken K. Inouye
-----------------------------------        -------------------------------------
President or Vice President          and   Secretary or Asst. Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

                             PACIFIC FUEL CELL CORP.
                            -------------------------

                                  EXHIBIT 10.1
                            -------------------------

                                AGREEMENT BETWEEN

                                 THE COMPANY AND

                               FULLERENE USA, Inc.
                            -------------------------

                                   AGREEMENT
                                   ---------


     This Agreement, ("Agreement") is made and entered into as of the 2nd day of July, 2001 by FULLERENE USA, INC., a Nevada corporation having a place of business at 120 N. Almont Drive, Suite 3, Beverly Hills, California (hereinafter "FULLERENE") and RADIOTOWER.COM, INC., a Nevada corporation having its principal place of business at No. 8-4106 Albert Street, Burnaby BC V5C 2E6, hereinafter "RDOT").


                                    RECITALS

     A. FULLERENE owns the exclusive worldwide rights (excluding Japan) to certain Fuel Cell technology represented by U.S. Patent and Patent Cooperation Treaty (PCT) filings:

          1.   United States Patent Application Serial No. 09/865,846:

          2.   International PCT Application No. PCT/US01/16979

     B. RDOT wishes to buy, and FULLERENE wish to sell, subject to the provisions of this Agreement, an exclusive worldwide license (excluding Japan) in FULLERENE's Fuel Cell intellectual property solely for the use of said technology in any and all transportation applications (collectively "Purchased Assets"). This license will be a perpetual license and not subject to termination. The license shall include all future acquired surrounding intellectual property solely for the above described use.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, the parties agree as follows:

     1. Purchase and Sale of RDOT Shares. FULLERENE agrees to acquire from RDOT and RDOT agrees to transfer, assign, convey and deliver to FULLERENE at the Closing, all right, title and interest in and to an aggregate of 30,100,000 (30.1 million) restricted shares of common stock of RDOT (hereinafter the "Shares") in exchange for the intellectual property described in Recital B, supra.

     2. Closing

     Unless extended by mutual consent of the Parties, the Closing of the transactions contemplated hereby shall be held on July 31, 2001, at 3:00 p.m. at The Beverly Hilton Hotel, Beverly Hills, California, or at such other place or on such other date as shall mutually agreed to in writing by the parties. At the discretion of

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

the parties hereto, Closing may also occur via telephonic means. The date on which the Closing occurs is herein referred to variously as the "Closing Date" and the "Closing." At the Closing:

     2.01. RDOT. RDOT shall deliver or cause to be delivered to FULLERENE:

          (a) a certificate representing the Shares issued in the name of FULLERENE,

          (b)  a corporate  resolution  of the Board of Directors of RDOT,  duly
               certified,   approving  the  transactions  contemplated  by  this
               Agreement,

          (c) the resignation of each officer and director of RDOT, along with certified minutes of the RDOT Board of Directors accepting such resignation and appointing to the RDOT Board those persons designated by FULLERENE to be new officers and directors of RDOT. FULLERINE shall supply RDOT the names of those persons as soon as practically possible following the execution of this Agreement by both parties.

          (d) a list of all accounts in which the funds or other assets of RDOT are deposited, and

          (e) the corporate records, including the charter documents, minutes of meetings and actions of the board of directors and minutes of meetings and actions of the stockholders, the corporate seal and all books of accounts of RDOT.

     2.02. FULLERENE. FULLERENE shall deliver to RDOT a standard license agreement in the name of RDOT, incorporating the terms of the license of the intellectual property described in Recital B, supra, and such other terms as RDOT may reasonably request to specify, protect and enforce its rights in the intellectual property.

     3. Representations and Warranties of RDOT.

     Except as set forth in the disclosure schedule delivered to FULLERENE on the date hereof, and signed by the President and Secretary of RDOT (the "RDOT Disclosure Schedule"), the sections of which are numbered to correspond to the subsection numbers of this Agreement, RDOT hereby represents and warrants to FULLERENE as follows:

     3.01. Organization, Qualification.

     (a) RDOT is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. RDOT has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to have such power and authority or to be so duly qualified and in good standing would not, in the aggregate, have a material adverse effect on the business, operations or financial condition of RDOT. RDOT has no assets, offices or operations located in any place other than within the province of British Columbia, Canada.

     (b) RDOT has delivered, or will deliver before closing, to FULLERENE complete and accurate copies of its Articles of Incorporation and Bylaws, each as amended, minutes of all its directors' and shareholder meetings, and a shareholder list correctly setting forth the record ownership as of the date of this Agreement of all outstanding shares and all outstanding rights to purchase or convert into shares of the stock of RDOT.

     3.02. Capitalization. As of the Closing Date, RDOT shall have authorized capital stock of 200 million shares of Common Stock, $.001 par value, of which
59.35 million shares (including the shares to be issued to FULLERENE) will be issued and outstanding as of such date. All such outstanding shares of RDOT common stock have been duly authorized, validly issued, fully paid and non-assessable and are not be subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of RDOT or any agreement to which RDOT is a party or by which it is bound. As of the Closing Date there will be no outstanding rights, warrants, options, agreements or commitments giving anyone any right to require RDOT to sell or issue any common or preferred stock or other securities. Between the date hereof and the Closing, RDOT will not, without the prior written consent of FULLERENE, issue any additional shares of stock, stock options, warrants, convertible notes or other securities exercisable for or convertible into shares of equity securities of RDOT. The RDOT Disclosure contains a listing of all outstanding shareholders and persons holding rights to acquire any equity interest in RDOT.

     3.03. Subsidiaries. RDOT does not have and has never had any subsidiaries and does not directly or indirectly own any equity interest in, or any interest convertible into or exchangeable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     3.04. Authority Relative to this Agreement. RDOT has full corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors, and as of the Closing Date will have been duly and validly authorized by the shareholders of RDOT, and no other corporate proceedings on the part of RDOT are necessary for RDOT to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by RDOT. This Agreement constitutes the valid and binding agreement of RDOT, enforceable against RDOT in accordance with its terms.

     3.05. Requirements and Approvals; No Violation. Except as may be required by the Securities Act of 1933, as amended (the "Securities Act"), state
securities  laws,  and  applicable   corporate  law,  there  is  no  requirement
applicable to RDOT to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by RDOT of the transactions contemplated by

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

this Agreement. RDOT does not know of any reason why any required permit, authorization, consent or approval could not be obtained. Neither the execution and delivery of this Agreement by RDOT nor the consummation by RDOT of the transactions contemplated by this Agreement will (a) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of RDOT,
(b) result in a material breach or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license agreement, lease or other material contract, instrument or obligation to which RDOT is a party or by which RDOT or any of its assets may be bound, (c) or violate in any material respect any statute, rule, regulation, order, writ, injunction or decree applicable to RDOT or any of its assets, or (d) result in the creation of any material (individually or in the aggregate) liens, charges or encumbrances on any of the material assets of RDOT.

     3.06. Financial Statements of RDOT. RDOT has delivered to FULLERENE (i) an audited balance sheet of RDOT at December 31, 2000,and an unaudited statement of operations, stockholders' equity and cash flows for the quarter ended March 31, 2001 (the "RDOT Financials"). The RDOT Financials have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered by such statements. The RDOT Financials, with any notes thereto, are in accordance with the books and records of RDOT and present fairly RDOT's financial position and results of operations and cash flows as of the dates and for the periods indicated therein.

     3.07. Undisclosed Liabilities.

     (a) RDOT does not have any material liabilities, whether absolute, accrued, contingent or otherwise, and whether due or to become due, except for those liabilities which (i) are accrued or fully reserved against in the balance sheet of the RDOT Financials; or (ii) are of a normally recurring nature and were incurred after March 31, 2001 in the ordinary course of business consistent with past practice. Section 3.07 of the RDOT Disclosure Schedule lists all liabilities of RDOT incurred after March 31, 2001 which are of a type required to be disclosed or reflected in financial statements and which either (A) are not in the ordinary course of business, or (B) exceed $1,000 with respect to any single transaction or single series of related transactions.

     (b) The amounts accrued for sales returns and allowances in the RDOT Financials are adequate to meet all foreseeable returns of products and other adjustments (including, but not limited to, price protection and inventory rotation).

     3.08. Absence of Changes. Except as disclosed in writing prior to closing, by RDOT to FULLERINE, since March 31, 2001, there has not been:

     (a) any material adverse change in the business, assets, liabilities, financial condition, results of operations or prospects of RDOT taken as a whole;

     (b) any material damage, destruction or casualty loss, whether or not covered by insurance, to any assets or properties of RDOT that amounts to more than $5,000 in the aggregate;

     (c) any increase in the compensation payable or to become payable by RDOT to its employees (other than adjustments consistent with prior practice) or any increase in any bonus, insurance, pension or other employee benefit plan or program, payment or arrangement (other than adjustments consistent with prior practice) made to, for or with any such directors, officers or employees except as contemplated by this Agreement;

     (d)  any  termination  or   notification  of  intended   termination  of  a
relationship with any material customer or supplier of RDOT;

     (e) any entry by RDOT into any commitment or transaction exceeding $5,000 in any instance (including, without limitation, any borrowing or capital expenditure;

     (f) any material change by RDOT in accounting methods, principles or practices;

     (g) any repurchase or retirement of any securities of RDOT, or any declaration, payment or setting aside for payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of RDOT;

     (h) any act, omission or event which would be prohibited after the date of this Agreement under Section 4.1 hereof;

     (i) any sales returns or allowances not adequately provided for by the reserve in the Unaudited Financial Statements;

     (j) recognition of revenue on any transaction where a substantial or contingent right of return exists; or

     (k) any agreement, whether in writing or otherwise, to take any action described in this Section 3.08.

     3.09. Properties and Inventories. RDOT has good and marketable title to, valid leasehold interests in or other valid right to use all of the material assets used in its operations or necessary for the conduct of its business, subject to no security interests, licenses, encumbrances, restrictions or adverse claims, except as disclosed in the notes to the RDOT Financials and except for any lien for taxes not yet due and payable and except for any statutory liens for which payment is not delinquent. All of such assets are in good operating condition, normal wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used. RDOT is not aware of any need to replace or substantially modify any material physical asset of RDOT in order to use such asset in the manner in which it is currently being used in RDOT's business as presently conducted. RDOT's inventory of finished goods, work in progress, materials and supplies is salable and is usable in the ordinary course of business.

     3.10. Real Property. Section 3.10 of the RDOT Disclosure Schedule contains a list and description of all real property owned and all real property leased by RDOT. Prior to the Closing, RDOT will provide FULLERENE with copies of all of the referenced leases. RDOT has either fee simple title or enforceable leasehold interests in all property shown in the RDOT Disclosure Schedule.

     3.11. Insurance. RDOT has fire and casualty insurance policies, with extended coverage (subject to deductibles) covering the material assets, properties and business of RDOT. All such policies, together with any life insurance policies maintained by RDOT, are identified in Section 3.11 of the RDOT Disclosure Schedule. Prior to the Closing, RDOT will make copies of each of such policies available to FULLERENE. RDOT has not, to its knowledge, done anything by way of action or inaction which might invalidate any of such policies in whole or in part.

     3.12. Litigation. Except as set forth in Section 3.12 of the RDOT Disclosure Schedule, RDOT is not engaged in, nor has it been threatened with, any material litigation (which for this purpose shall mean a potential liability in excess of $5,000 or potential liabilities in the aggregate in excess of $5,000), arbitration, investigation or other legal proceeding relating to RDOT or its business, property or employee benefit plans or policies, nor, to the knowledge of RDOT, is there any valid basis for any such proceeding.

     3.13. Purchase, Sale and Other Agreements.

     (a) All of the following (whether written or oral) to which RDOT is a party or to which RDOT is subject are identified in Section 3.13 of the RDOT Disclosure Schedule:

     (i) every contract or agreement for the purchase by RDOT of inventory, supplies, equipment or other real or personal property, or the procurement of services, except individual purchase orders, or aggregate purchase orders to a single vendor, involving payments of less than $5,000;

     (ii) lease of equipment, machinery or other personal property involving aggregate annual payments in excess of $1,000;

     (iii) contract or agreements for the sale or lease of products or furnishing of services by RDOT, except individual purchase orders, or aggregate purchase orders from a single customer, involving payments of less than $1,000;

     (iv) joint venture, partnership or other contract or arrangement involving the sharing of profits;

     (v) contract or agreement, other than in the ordinary course of business, relating to the purchase or acquisition, by merger or otherwise, of a significant portion of the business, assets or securities of RDOT by any other person or of any other person by RDOT;

     (vi) contract or agreement containing a covenant or covenants which purport to limit to a material extent the ability or right of RDOT to engage in any lawful business activity or compete with any person or entity; or

     (vii)  material  contract or  agreement  not  otherwise  described  in this
Section 3.13 which is not terminable by and without penalty to RDOT within six months after the date of this Agreement.

     (b) A complete and accurate copy of each written contract, agreement and other document identified in Section 3.13 of the RDOT Disclosure Schedule will be made available to FULLERENE prior to the Closing. Each contract, agreement or arrangement identified in Section 3.13 of the RDOT Disclosure Schedule is, except to the extent fully performed at the date hereof, in full force and effect and valid and binding in accordance with its terms in all material respects; there is no material default under any such material contract, agreement or arrangement; and no party to any such contract, agreement or arrangement has notified RDOT that it intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

     3.14. Licenses, Trademarks, Patents and Other Rights. To the best of RDOT's knowledge, RDOT owns, is licensed or otherwise entitled to use, or can obtain the right to use on a basis which is commercially reasonable, all patents, trademarks, trade names, service marks, copyrights, and other proprietary rights, necessary to the business of RDOT as currently conducted or as contemplated by its current business plan. Section 3.14(a) of the RDOT Disclosure Schedule lists all RDOT patents and registered trademarks, trade names and service marks and copyrights, and applications for any of the foregoing, and all licenses, the subject matter of which is incorporated into any RDOT product, to which RDOT is a party (the "RDOT Intellectual Property"), other than licenses to readily available commercial software. Except as set forth in Section 3.14(b) of the RDOT Disclosure Schedule, no claims (including any request to enter into a license agreement) have been asserted or threatened by any person (i) to the effect that any activity in which RDOT is engaged infringes on any patents or other proprietary rights, (ii) against the use by RDOT of any trademarks, trade names, technology, know-how or processes necessary for the operation of the business of RDOT as currently conducted or presently contemplated, or (iii) challenging or questioning the validity or effectiveness of any of the RDOT Intellectual Property; and RDOT is not aware of any valid basis for any such claim. To the best of its knowledge, no party is infringing the RDOT Intellectual Property.

     3.15. Employees.

     (a) Section 3.15(a) of the RDOT Disclosure Schedule identifies all consulting or employment agreements and other agreements with individual consultants or employees to which RDOT is a party and which are either currently effective or will become effective at the Closing, as well as any employee handbooks, policy manuals and job application forms used by RDOT. Copies of all such written agreements will be delivered to FULLERENE prior to the Closing. Also shown on Section 3.15(a) of the RDOT Disclosure Schedule are the names and dates of hire of each full-time employee of RDOT and as of June 30, 2001, each such person's base salary (excluding sales commissions and bonuses) and accrued vacation pay. No officer, manager or other key employee of RDOT has notified RDOT of an intention to terminate employment or to seek a material change in his terms of employment, except as identified in the RDOT Disclosure Schedule.

     (b) Section 3.15(b) of the RDOT Disclosure Schedule contains a complete list of "Plans" consisting of each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for insurance coverage, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is maintained or administered by RDOT, or to which RDOT contributes, and which covers any employee or former employee of RDOT or under which RDOT has any liability, including" employee welfare benefit plan," "employee benefit plan" and "employee pension benefit plan" as defined under ERISA;

     (c) With respect to the Plans, RDOT shall deliver to FULLERENE prior to the Closing, a copy of each Plan and any amendment(s) thereto, together with (i) any written descriptions or summaries thereof, (ii) all trust agreements, insurance contracts, annuity contracts or other funding instruments, and (iii) the last two annual reports (IRS Form 5500 Series, together with all required schedules) prepared in connection with any such Plan. The Plans comply, to the extent applicable, with the requirements of ERISA and the Code, and any Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified;

     (d) Section 3.15(d) of the RDOT Disclosure Schedule identifies all collective bargaining agreements to which RDOT is a party or by which RDOT is bound. There are no strikes or labor disputes or lawsuits, unfair labor or unlawful employment practice charges, contract grievances or similar charges or actions pending or threatened by any of the employees, former employees or employment applicants of RDOT that could have a material adverse effect on RDOT.

     (e) To RDOT's knowledge, no employee of RDOT is obligated under any agreement or judgment that would conflict with such employee's obligation to use his best efforts to promote the interests of RDOT or would conflict with RDOT's business as conducted or proposed to be conducted. To RDOT's knowledge, no employee of RDOT is in violation of the terms of any employment agreement or any other agreement relating to such employee's relationship. with any previous employer and no litigation is pending or threatened with regard thereto.

     3.16.  Borrowing  and  Guarantees.  Section  3.16  of the  RDOT  Disclosure
Schedule identifies all agreements and undertakings pursuant to which RDOT(a) is borrowing or is entitled to borrow any money, (b) is lending or has committed itself to lend any money, or (c) is or may become a guarantor or surety with respect to the obligations of any person. Complete and accurate copies of all such written agreements will be delivered to FULLERENE prior to the Closing.

     3.17. Bank Accounts and Powers of Attorney. Section 3.17 of the RDOT Disclosure Schedule identifies all bank and credit card accounts used in connection with the operations of RDOT whether or not such accounts are held in the name of RDOT and lists their respective signatories, and lists the names of all persons holding a power of attorney from RDOT and summarizes the terms thereof.

     3.18. Compliance with Contracts. RDOT has performed all material obligations required to be performed by it as of the date of this Agreement under each material contract, obligation, commitment, agreement, undertaking, arrangement or lease referred to in this Agreement or the RDOT Disclosure Schedule and has not received any notice that it is in default thereunder. To its knowledge no other party is in default under such material agreements. The Asset Purchase for Stock and the actions contemplated thereby will not conflict with or result in a breach of the terms, conditions or provisions of any such material agreement or cause any acceleration of maturity of any such material agreements.

     3.19. Compliance with Laws. RDOT has substantially complied with all laws, regulations, judgments, decrees or orders of any court or governmental agency or entity applicable in any material respect to the conduct of its business.

     3.20. Taxes. All United States, foreign, state and local tax returns and reports (collectively "Returns") required to be filed to date with respect to the operations of RDOT have been accurately prepared in all material respects and duly filed, or an extension therefrom has been duly obtained, and, except for Taxes contested in good faith and disclosed in Section 2.20 of the RDOT Disclosure Schedule, all Taxes payable have been paid when due; there is no examination or audit known to RDOT or any claim, asserted deficiency or assessment for additional Taxes in progress, pending, or threatened, nor to the knowledge of RDOT is there any reasonable basis for the assertion of any such claim, deficiency or assessment; no material special charges, penalties, fines, liens, or similar encumbrances have been asserted against RDOT with respect to payment of or failure to pay any Taxes which have not been paid or resolved without further liability to RDOT. RDOT has not executed or filed with any taxing authority any agreements extending the period for assessment or collection of any Taxes. Proper amounts have been withheld by RDOT from its employees' compensation payments for all periods in compliance with the tax withholding provisions of applicable federal and state laws. RDOT is not a party to any tax-sharing or tax-allocation agreement, nor does RDOT owe any amounts under any tax-sharing or tax-allocation agreement. As used in this Agreement, "Taxes" means all taxes, however denominated, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected.

     3.21. Transactions with Associates of Management. No executive officer or director of RDOT has, either directly or indirectly through another entity, any material interest in any property or assets of RDOT(except as a shareholder).

     3.22. Accounts Receivable. All accounts receivable reflected on the balance sheet of RDOT at March 31, 2001 are bona fide, arose in the ordinary course of business in the aggregate amount thereof and, to the best of RDOT's knowledge, are collectible (less any reserve for doubtful accounts and normal discounts) in the ordinary course of business.

     3.23. Investment Banking and Finder Fees. RDOT has not incurred nor will incur any obligation for investment banking or finder fees in connection with this Agreement or the transactions contemplated hereby.

     3.24. Transaction Expenses. The costs and expenses incurred by RDOT in conjunction with the transactions contemplated hereby (including contractual bonuses paid as a result of the transaction) will not exceed $25,000.00.

     3.25. California Securities Laws. If state of domicile of principal office of RDOT is different than state of domicile or principal office of FULLERENE, based in part on the representations of FULLERENE, the transfer and conveyance of the Shares and the issuance and delivery on the RDOT Shares as provided for in this Agreement is exempt from registration or qualification under any "Blue Sky," securities or similar laws of the state of California by virtue of exemptions available thereunder.

     3.26. Value of RDOT Shares. FULLERENE has received and reviewed to such its satisfaction such documents and corporate and financial records of RDOT, and has had received answers to all questions with regard thereto that it deemed necessary or appropriate to evaluate the business, operations and assets of RDOT and the value of its common stock. Fullerine is relying solely on its own evaluation and analysis in determining the value of the RDOT Shares and not on any representation of value or worth made by RDOT.

     3.27. Tax Consequences. The exchange of intellectual property by FULLERENE for Shares in contemplated by this Agreement, is intended to be a tax free transaction to FULLERENE. Although such tax free treatment may not be possible the Parties agree to cooperate in legally structuring the transaction to minimize the tax effect on FULLERENE.

     3.28 Filings. As of the closing date, RDOT will have timely filed all required reports pursuant to the Securities and Exchange Act of 1934, as amended.

     3.29 RDOT Debt at Closing. At the closing of this Agreement RDOT will have liabilities not exceeding $US 75,000.

     4. Representations and Warranties of FULLERENE. FULLERENE hereby represents and warrants to RDOT as follows:

     4.01. Intellectual Property. FULLERENE warrants that it is the owner of the intellectual property and has the full right and authority to issue the license described in Recital B, supra and that it has filed the following patent applications:

          1.   United States Patent Application Serial No. 09/865,846:

          2.   International PCT Application No. PCT/US01/16979

FULLERENE will supply copies of documentation of the above filings to RDOT, upon the execution of this Agreement by both parties.

     4.02. Assignment and Delivery of License. The assignment and delivery of the FULLERENE Fuel Cell license has been duly authorized, and such license, when issued and delivered in accordance with the terms of this Agreement, shall be duly authorized and validly issued. FULLERENE will deliver to RDOT a proposed license agreement at least 7 days prior to Closing for review and approval by RDOT.

     4.03. Organization. FULLERENE (a) is a corporation (i) duly organized, validly existing and in good standing under the laws of the State of Nevada, and
(ii) duly qualified and in good standing as a foreign corporation in each state in which it does business, except where the failure to so qualify would not have a materially adverse effect on its business or assets, and (b) has the corporate power and authority to own its properties and to carry on its business as now being conducted.

     4.04. Authority, Binding Agreement. This Agreement has been approved by the Board of Directors of FULLERENE. No consents, authorizations or approvals, whether of a governmental agency or instrumentality or otherwise, are necessary in order to enable FULLERENE to enter into and perform this Agreement. This Agreement constitutes the legal, valid and binding obligations of FULLERENE and is enforceable against FULLERENE in accordance with its terms.

     4.05 Litigation. There is no suit, action or other legal or administrative proceeding pending or threatened against FULLERENE, and to its knowledge, no circumstances exist or have occurred which may lead to any suit, action, proceeding or investigation which could materially and adversely affect its business, assets or financial condition. FULLERENE has received no notice from any federal, state or local governmental agency asserting any violation by FULLERENE of any law, ordinance or regulation.

     4.06 Investment Representations. FULLERENE understands and acknowledges that the RDOT Shares will not be registered under the Securities Act nor qualified under the securities law of California, by virtue of exemptions thereto. FULLERENE has such experience and knowledge in investment, financial and business matters in investments similar to the stock of RDOT that it is capable of protecting its own interest in connection therewith and qualifying for such exemptions. Further, FULLERENE is acquiring the RDOT Shares for investment purposes only for Fullerene's own account, and not on behalf of any other person nor with a view to, or for resale in connection with any distribution thereof. FULLERENE understands that the certificates representing the RDOT Shares will be stamped with a legend substantially in the following form:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,AS AMENDED, AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

At Closing, FULLERINE agrees to execute and deliver to RDOT that certain Investment Letter, attached hereto as Exhibit "1".

     5. Conditions to the Closing.

     The obligations of the parties hereunder are subject to the satisfaction at or by the Closing of each of the conditions set forth below. Any of such conditions may be waived by the other party but only in writing.

     5.01. Compliance with Terms. On the Closing Date, all the terms, conditions and covenants of this Agreement to be complied with and performed by the respective parties shall have been complied with and performed in all material respects.

     5.02. No Material Change in RDOT. There shall be no material change in the business, assets, liabilities or financial condition of RDOT from that set forth in Schedule A hereto; and there shall be no significant change in the personnel of RDOT.

     5.03. Consents.

     (a) RDOT shall have obtained the consent to assignment of contract from all third parties to any contracts, agreements or contractual rights with RDOT to the extent such consent is required by such agreement or by applicable law as a result of the transactions contemplated hereby, unless FULLERENE shall have in writing consented to the termination of such contract, agreement or right or waived the consent with respect thereto.

     (b) FULLERENE shall have obtained any required consents of its bank or financial institution.

     5.04. No Material Change in FULLERENE. There shall be no material change in the business, assets, liabilities or financial condition of FULLERENE.

     5.05. Letter of Counsel. a) At Closing, each of the parties legal counsel shall deliver a letter advising of the following:

     (i) Each party is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and has the corporate power and authority to own its properties and to carry on its business as now being conducted. To the knowledge of such counsel, each party is duly qualified and in good standing as a foreign corporation in each state in which it does business, except where the failure to so qualify would not have a materially adverse effect on its business or assets.
(ii) No consents, authorizations or approvals, whether of RDOT or FULLERINE (other than the approvals provided for herein), governmental agencies or instrumentalities or otherwise, are necessary in order to enable the parties to enter into and perform this Agreement. This Agreement constitutes legal, valid and binding obligations of each party and is enforceable against each party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

     b) By its signature on the Agreement, FULLERINE's legal counsel concurs that:

     (i) FULLERENE is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to own its properties and to carry on its business as now being conducted. To the knowledge of such counsel, FULLERENE is duly qualified and in good standing as a foreign corporation in each state in which it does business, except where the failure to failure to so qualify would not have a materially adverse effect on its business or assets.


     (ii) All corporate and other actions required to be taken by or on the part of FULLERENE to authorize it to enter into and perform this Agreement have been duly taken. No consents, authorizations or approvals, whether of governmental agencies or instrumentalities or otherwise, are necessary in order to enable FULLERENE to enter into and perform this Agreement. This Agreement constitutes legal, valid and binding obligations of FULLERENE and is enforceable against FULLERENE in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

     6. Covenants

     6.01. RDOT Waiver. RDOT hereby waives any claim or cause of action that it may have may have against FULLERENE or any of its representatives based on a claim that the consideration for the RDOT Shares, as initially negotiated, was insufficient or otherwise inadequate.

     6.02. FULLERENE Waiver. FULLERENE hereby waives any claim or cause of action that it may have may have against RDOT or any of its representatives based on a claim that the consideration for the intellectual property, as initially negotiated, was insufficient or otherwise inadequate.

     6.03. Mutual Indemnifications. Despite all due diligence efforts performed by the respective parties hereto, and notwithstanding the fact that each Party may be deemed satisfied as to certain matters investigated by it, both FULLERENE and RDOT (the "Indemnifying Party(s)") shall each indemnify, defend, and hold the other Party harmless, to the maximum extent permitted by law, from and against any and all losses, liabilities, costs, expenses, judgments, assessments, penalties, damages, deficiencies, suits, actions, claims, proceedings, demands, and causes of action, including but not limited to reasonable attorney fees, court costs, and related expenses, that were caused by, arose as a result of, or arose with respect to any of the following:

     (a) Any inaccuracy in any representation or warranty or any breach of any warranty of the Indemnifying Party under this Agreement or any Schedule, certificate, instrument, or other document delivered pursuant to this Agreement;

     (b) Any failure of the parties to duly perform or observe any term, provision, covenant, or agreement to be performed or observed by the Indemnifying Party pursuant to this Agreement, and any Schedule, certificate, agreement, or other document entered into or delivered pursuant to this Agreement; or

     (c) Any inaccuracy whatsoever in the Financial Statements, whether such losses were known or unknown to the Indemnifying Party ; provided, however, that the complaining Party shall not be indemnified and held harmless unless and until such damages, losses, and expenses exceed $5,000.00, in which event, the complaining Party shall be indemnified and held harmless in full. All claims under this provision for indemnity shall be made within one year in writing, sent be Certified or Overnight mail to the Indemnifying Party.

     7. Miscellaneous.

     7.01. Other Documents. RDOT and Fullerene shall, at any time after the Closing upon the request of the other Party, execute and deliver to requesting Party such documents or instruments of conveyance, license or assignment or take such other action as is reasonably necessary to complete the transfer of the Shares, license or other transactions contemplated by this Agreement or to perfect the interest of the requesting Party therein. Further, the parties agree to take all actions and file such documents required to comply with Nevada and California securities laws, including the filing of any notices as contemplated by Section 1.01.

     7.02. Costs. Except as otherwise specifically provided herein, RDOT shall pay the Closing costs and transfer cost applicable to this Agreement and the issuance of Shares hereunder. Each party hereto shall bear the costs of their respective counsel and all other legal fees and costs related thereto. Both FULLERENE and RDOT each hold the other harmless from any obligation for the payment of any finders fees or commissions in connection with the transactions contemplated by this Agreement as a result of any action of the indemnifying party.

     7.03. Invalidity, Modification and Waiver. If any provision of this Agreement shall be held to be invalid or void, the remaining provisions shall nevertheless remain in effect. No provision of this Agreement may be modified and the performance or observance thereof may not be waived except by written agreement of the parties affected thereby. No waiver of any violation or nonperformance of any provision of this Agreement shall be deemed to be a waiver of any subsequent violation or nonperformance of the same or any other provision of this Agreement.

     7.04.  Disputes,  Choice of Law.  The Parties  hereby  consent to mandatory binding arbitration of any disputes with regard to the enforcement or interpretation of this Agreement. Arbitration will take place in California, under the rules of the American Arbitration Association, before a mutually acceptable Arbitrator and the parties will share the costs. If the Parties cannot agree on an Arbitrator, the Arbitrator will be selected under American Arbitration Association procedures. This Agreement, the performance of the parties hereunder and any disputes related hereto shall be governed by the laws of the state of California and subject to the exclusive jurisdiction of the courts therein. If either party shall initiate a legal proceeding to enforce its rights hereunder, the prevailing party in such legal proceedings shall be entitled to recover from the other party all costs, expenses and reasonable attorney's fees incurred in connection with such proceedings.

     7.05 Undertaking. (a) Management of FULLERINE hereby undertakes to RDOT and its shareholders existing prior to the closing date herein, to exercise good faith in their efforts to file all reports required to be filed by RDOT with the Securities and Exchange Commission or any other governmental agency, in a timely manner.

     (b) Management of FULLERENE further undertakes to RDOT and its shareholders, as of the closing date herein, to cooperate and, when there is an exemption available, to use its influence to the fullest extent possible to cause to be issued any and all opinions of counsel and such other documents and reports to allow the current shareholders of RDOT to sell their respective securities if, and only if, the applicable shares to be sold qualify for sale pursuant to an exemption from the registration requirement included in Rule 144(or any subsequent rule adopted by the Securities and Exchange Commission) promulgated under the Securities Act of 1933, as amended.

     7.06. Abandonment. If this Agreement shall fail to Close as provided for in
Section 2 as a result of a failure of any of the conditions precedent set forth in Section 5, all further obligations of the parties hereto under this Agreement shall terminate without further liability, and each party shall bear its own costs incident to the negotiation, preparation and anticipated Closing of this Agreement. In such event, each party shall return

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

 any data, material or
assets of the other party received by it in contemplation of the Closing.

         7.07. Entire Agreement; Construction of the Agreement. This Agreement is and represents the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous discussions or agreements related thereto. RDOT and FULLERENE cooperated and participated in the drafting and preparation of this Agreement. If there is an ambiguity in this Agreement, the parties shall not resolve it by a general rule of interpretation which provides for construing the ambiguity against the party who either drafted the Agreement and/or caused the ambiguity to exist. Therefore RDOT and FULLERENE agree that this Agreement shall not be construed in favor of, or against, any of the parties by virtue of the identity of the drafter of this Agreement.

         7.08. Counterparts/Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this section. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representative as of the date first written above.


FULLERENE CORPORATION                             RadioTower.com, Inc.


by  s/George Suzuki                        by  s/Michael Levine
   ---------------------------------         ----------------------------------
      President                                 President


by  s/Ken W. Inouye                        by  s/Michael Levine
   ---------------------------------         ----------------------------------
      Secretary                                 Secretary

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

                                    EXHIBITS

                       Schedule 2-RDOT Disclosure Schedule

          3.02 List Of RDOT Major Shareholders (3% or more prior to closing) + Shares Held, that are known to RDOT

          3.06 RDOT Financial Statements December 31, 2000; March 31st and pro forma June 30th, 2001

          3.07 Undisclosed Liabilities: Not on Balance sheet, and/or incurred after last financial statement.

          3.13 All contracts entered into by RDOT under which obligations of any party still exist.

          3.14 RDOT Intellectual Property, including, but not limited to Patents, Trademarks, Copyrights, Domain Names.

          3.15  List  of  RDOT  full  time   employees   with  salary,   benefit
          information.

          3.16 Borrowing Authority (e.g. lines of credit, etc. and list of any RDOT Guarantees

          3.17 List of Bank Accounts and Powers of Attorney



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